SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 24, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE

ITEM 1.01. MATERIAL DEFINITIVE AGREEMENT

On July 28, 2004, Ashford Hospitality Trust, Inc. (the “Company”) entered into a Purchase and Sale Agreement with Atrium Plaza, LLC, under which the Company agreed to acquire the Hyatt Orange County Hotel in Anaheim, California, subject to the satisfaction of numerous customary conditions. These conditions included the satisfactory completion by the Company of its due diligence review of the property during an inspection period which ended September 24, 2004. During the inspection period, the Company had the right to terminate the purchase agreement for any reason or for no reason.

In connection with the execution of the purchase agreement, the Company initially deposited $300,000 into an interest bearing escrow account. The $300,000 was fully refundable to the Company if the Company elected to terminate the purchase contract on or before the last day of the inspection period. During the inspection period, the Company had the opportunity to evaluate the property in areas such as legal, title, survey, construction, engineering, structural, mechanical, environmental, zoning, economic, permit status, franchise status, marketing and economic data, financial statements and information, property statements and franchise agreement, and other documents and information related to the hotel. On September 24, 2004, which was the extended date of the inspection period, the Company satisfactorily completed its due diligence procedures, the inspection period ended, the Company waived its right to unilaterally terminate the purchase contract, and the Company’s entire earnest money deposit of $1,000,000 became nonrefundable. If the Company breaches or fails to perform its obligations under the purchase contract, the deposit will serve as liquidated damages payable to the seller. In connection with the extension of the inspection period, the Company made a second deposit of $700,000 and authorized the release of $500,000 of earnest money deposit to the seller, which was applicable to the purchase price and also nonrefundable if the Company elected to terminate the purchase contract. At closing, the entire $1,000,000 deposit will be applied toward the purchase price. The purchase of the property is expected to close in October 2004.

The purchase price for this hotel is $81.0 million in cash, inclusive of the seller’s commitment to fund a $6.0 million renovation, with an estimated completion date of November 2004. Hyatt will continue to manage the property under a long-term management agreement to be assumed by the Company at closing for a management fee of 3% of gross revenues and term which expires in February 2022. The Company intends to fund this acquisition using cash on hand and $15,000,000 drawn from its existing credit facility.

The Hyatt Hotel has 654 rooms in two towers connected with a 17-story atrium, 65,000 square feet of meeting space, an exercise facility, restaurant, Starbucks and Pizza Hut outlets, two swimming pools, a business center, and a gift shop. The hotel is located approximately one mile south of the entrance to Disneyland Park, the Anaheim Convention Center, Downtown Disney District, and California Adventure.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Properties Acquired

All required financial statements of the property being acquired will be filed by amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

     (b) Pro Forma Financial Information

All required pro forma financial information of the Company, taking into account the acquisition, will be filed no later than 71 days after the date this initial report on Form 8-K must be filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer